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                                                                    EXHIBIT 4(p)

                                                                  EXECUTION COPY

                          AMENDED AND RESTATED GUARANTY

                  THIS AMENDED AND RESTATED GUARANTY (this "GUARANTY"), dated as of December 8, 2003, is made by CMS Gas Transmission Company, a Michigan corporation, and CMS Generation Co., a Michigan corporation (together with its permitted successors and assigns under the Credit Agreement, each individually a "GUARANTOR" and collectively, together with any additional Subsidiaries of the Company (as defined below) that become a party to this Guaranty by executing a supplement hereto in the form attached hereto as Annex I, the "GUARANTORS"), in favor of the Lenders (the "LENDERS") parties to the Credit Agreement (as defined below) and Citicorp USA, Inc. ("CUSA"), as Collateral Agent (the "COLLATERAL AGENT") for the Lenders.

                             PRELIMINARY STATEMENTS

         (1) Barclays Bank PLC, as administrative agent, the Collateral Agent and the lenders named therein were parties to two Amended and Restated Credit Agreements, each dated as of July 12, 2002, one (as amended, restated, supplemented or otherwise modified from time to time, the "SHORT TERM CREDIT AGREEMENT") maturing March 31, 2003 and the other (as amended, restated, supplemented or otherwise modified prior to September 12, 2003, the "LONG TERM CREDIT AGREEMENT") maturing December 15, 2003, with CMS Energy Corporation, a corporation organized and existing under the laws of the State of Michigan (the "COMPANY").

         (2) The Guarantors entered into that certain Guaranty, dated as of July 12, 2002 (as amended or supplemented prior to the date hereof, the "EXISTING GUARANTY"), in favor of such lenders and the Collateral Agent with respect to the obligations of the Company under the Short Term Credit Agreement and the Long Term Credit Agreement.

         (3) The obligations of the Company under the Short Term Credit Agreement have been paid in full prior to the date hereof.

         (4) CUSA, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT"), the Collateral Agent, the Lenders and the Company amended and restated the Long Term Credit Agreement pursuant to that certain Third Amended and Restated Credit Agreement, dated as of September 12, 2003 (as amended prior to the date hereof, the "EXISTING CREDIT AGREEMENT").

         (5) The Administrative Agent, the Collateral Agent, the Lenders, the Company and CMS Enterprises Company, a Michigan corporation ("ENTERPRISES" and, collectively with the Company, the "BORROWERS"), have agreed to amend and restate the Existing Credit Agreement pursuant to that certain Fourth Amended and Restated Credit Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "CREDIT

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AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined).

         (7) The Guarantors will derive substantial direct and indirect benefit from the transactions contemplated by the Credit Agreement.

         (8) Is the intention of the parties hereto that this Guaranty be merely an amendment and restatement of the Existing Guaranty and not constitute a novation of the obligations thereunder.

         (9) It is a condition precedent to the effectiveness of the Credit Agreement that the Guarantors shall have executed and delivered this Guaranty.

                  NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Extensions of Credit under the Credit Agreement, the Guarantors hereby agree that the Existing Guaranty is amended and restated in its entirety as follows:

         SECTION 1. Guaranty. Each of the Guarantors hereby unconditionally guarantees, jointly with the other Guarantors and severally, the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of the Borrowers now or hereafter existing under the Credit Agreements and the Promissory Notes, whether for principal, interest, fees, expenses or otherwise (such obligations being the "OBLIGATIONS"), and agrees to pay any and all expenses (including reasonable fees and expenses of counsel) incurred by the Agents or the Lenders in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, the Guarantor's liability shall extend to all amounts which constitute part of the Obligations and would be owed by any Borrower to the Collateral Agent, the Administrative Agent or the Lenders under the Credit Agreement and the Promissory Notes but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Borrower.

         SECTION 2. Guaranty Absolute. Each of the Guarantors guarantee, jointly with the other Guarantors and severally, that the Obligations will be paid strictly in accordance with the terms of the Credit Agreement and the Promissory Notes, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Collateral Agent, the Administrative Agent or the Lenders with respect thereto against the Borrowers. The obligations of the Guarantors under this Guaranty are independent of the Obligations, and a separate action or actions may be brought and prosecuted against any or all of the Guarantors to enforce this Guaranty, irrespective of whether any action is brought against either Borrower or whether either Borrower is joined in any such action or actions. The liability of each of the Guarantors under this Guaranty shall be absolute and unconditional irrespective of:

         (a) any lack of validity or enforceability of the Credit Agreement, the Promissory Notes, any other Loan Document, or any other agreement or instrument relating thereto;

         (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Credit Agreement, the Promissory Notes, or any other Loan Document, including, without

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limitation, any increase in the Obligations resulting from the extension of additional credit to any Borrower or any of the Borrowers' Subsidiaries or otherwise;

         (c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations;

         (d) the existence of any claim, set-off, defense or other right which any of the Guarantors may have at any time against the Collateral Agent, the Administrative Agent, any Lender or any other Person, whether in connection with this Guaranty, the transactions contemplated in any of the other Loan Documents, or any unrelated transaction;

         (e) any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of any Borrower or any of the Borrowers' Subsidiaries;

         (f) any change, restructuring or termination of the corporate structure or existence of any Borrower or any of the Borrowers' Subsidiaries; or

         (g) any other circumstance which might otherwise constitute a defense available to, or a discharge of, either Borrower or a guarantor.

         This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Collateral Agent, the Administrative Agent or any Lender upon the insolvency, bankruptcy or reorganization of either Borrower or otherwise, all as though such payment had not been made.

         SECTION 3. Rights of Contribution with Respect to Obligations.

         (a) To the extent that any payment is made on the Obligations by or on behalf of any Guarantor or Grantor (each, an "OBLIGOR") under or pursuant to this Guaranty or any Pledge Agreement (an "OBLIGOR PAYMENT") which, taking into account all other Obligor Payments then previously or concurrently made by any other Obligor, exceeds the amount which otherwise would have been paid by or attributable to such Obligor if each Obligor had paid the aggregate Obligations satisfied by such Obligor Payment in the same proportion as such Obligor's "Allocable Amount" (as defined below) (as determined immediately prior to such Obligor Payment) bore to the aggregate Allocable Amounts of each of the Obligors as determined immediately prior to the making of such Obligor Payment, then, following payment in full in cash of the Obligations and the termination or expiration of all Commitments, such Obligor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Obligor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Obligor Payment.

         (b) As of any date of determination, the "ALLOCABLE AMOUNT" of any Obligor shall be equal to the maximum amount of the claim which could then be recovered from such Obligor with respect to the Obligations without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

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         (c)      This Section 3 is intended only to define the relative rights of the Obligors, and nothing set forth in this Section 3 is intended to or shall impair the obligations of the Obligors to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Guaranty or any Pledge Agreement.

         (d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Guarantors and the other Obligors to which such contribution and indemnification is owing.

         (e) The rights of the indemnifying Obligors against other Obligors with respect to any payments on the Obligations shall be exercisable upon the full payment of the Obligations in cash and the termination or expiry of the Commitments.

         SECTION 4. Waiver. Each of the Guarantors hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty and any requirement that the Collateral Agent, the Administrative Agent or any Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against either Borrower or any other Person or any collateral.

         SECTION 5. Subrogation; Subordination of Intercompany Indebtedness.

         (a) Subrogation. Notwithstanding any payment or payments made by any Guarantor hereunder, or any setoff or application of funds of any Guarantor by the Collateral Agent, the Administrative Agent or any Lender, each Guarantor hereby irrevocably waives any and all rights of subrogation to the rights of the Collateral Agent, the Administrative Agent and the Lenders against the Borrowers and any and all rights of reimbursement, assignment, indemnification or implied contract or any similar rights against the Borrowers or against any endorser or other guarantor of all or any part of the Obligations until the Lenders' claims with respect to the Obligations have been paid in full and the Commitments terminated. If, notwithstanding the foregoing, any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Collateral Agent, the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Agent in the exact form received by such Guarantor (duly endorsed by such Guarantor to the Collateral Agent), to be applied against the Obligations, whether matured or unmatured.

         (b) Subordination of Intercompany Indebtedness. Each Guarantor agrees that any and all claims of any Guarantor against any other Loan Party with respect to any "Intercompany Indebtedness" (as hereinafter defined), any endorser, obligor or any other guarantor of all or any part of the Obligations, or against any of its properties shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Obligations; provided, that, for the avoidance of doubt, so long as no Event of Default shall be continuing, each Guarantor may make loans to and receive payments in the ordinary course with respect to Intercompany Indebtedness (as hereinafter defined) from any other Loan Party to the extent not prohibited by the terms of the Credit Agreement and the other Loan Documents. If all or any part of the assets

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of any Loan Party, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Loan Party, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any such Loan Party is dissolved or if substantially all of the assets of any such Loan Party are sold, then, and in any such event (such events being herein referred to as an "INSOLVENCY EVENT"), any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any Loan Party to any Guarantor ("INTERCOMPANY INDEBTEDNESS") shall be paid or delivered directly to the Collateral Agent for application to the Obligations, whether matured or unmatured. Should any payment, distribution, security or instrument or proceeds thereof be received by any Guarantor upon or with respect to the Intercompany Indebtedness after any Insolvency Event and prior to the satisfaction of all of the Obligations and the termination or expiration of all Commitments of the Lenders, such Guarantor shall receive and hold the same in trust, as trustee, for the benefit of the Lenders and shall forthwith deliver the same to the Collateral Agent, for the benefit of the Collateral Agent, the Administrative Agent and the Lenders, in precisely the form received (except for the endorsement or assignment of such Guarantor where necessary), for application to the Obligations, whether matured or unmatured, and, until so delivered, the same shall be held in trust by such Guarantor as the property of the Lenders.

         SECTION 6. Representations and Warranties. Each Guarantor hereby represents and warrants as follows:

         (a) Such Guarantor is a corporation, limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of the state of its organization and is duly qualified to do business in, and is in good standing in, all other jurisdictions where the nature of its business or the nature of property owned or used by it makes such qualification necessary.

         (b) The execution, delivery and performance by such Guarantor of this Guaranty (i) are within such Guarantor's powers, (ii) have been duly authorized by all necessary corporate or other organizational action or proceedings and (iii) do not and will not (A) require any consent or approval of the stockholders (or other applicable holder of equity) of such Guarantor (other than such consents and approvals which have been obtained and are in full force and effect), (B) violate any provision of the charter or by-laws (or other comparable constitutive documents) of such Guarantor or of law, (C) violate any legal restriction binding on or affecting such Guarantor, (D) result in a breach of, or constitute a default under, any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Guarantor is a party or by which it or its properties may be bound or affected, or (E) result in or require the creation of any Lien (other than pursuant to the Loan Documents).

         (c) This Guaranty constitutes the legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms; subject to the qualification, however, that the enforcement of the rights and remedies herein is subject to bankruptcy and other similar laws of general application affecting rights and remedies of creditors and the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

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         (d)      No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by such Guarantor of this Guaranty.

         SECTION 7. Amendments, Etc. No amendment or waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent and, in the case of amendments, the Guarantors, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, (a) limit the liability of any Guarantor hereunder, (b) postpone any date fixed for payment hereunder, or (c) change the number of Lenders required to take any action hereunder.

         SECTION 8. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including facsimile communication) and mailed, telecopied or delivered, if to a Guarantor, to its address at One Energy Plaza, Jackson, Michigan 49201, Attention: General Counsel, and if to the Collateral Agent, the Administrative Agent or any Lender, at its address specified in the Credit Agreement, or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall, when mailed, be effective five days after when deposited in the mails, or when telecopied or delivered.

         SECTION 9. No Waiver; Remedies. No failure on the part of the Collateral Agent, the Administrative Agent or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 10. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default under the Credit Agreement and (ii) the declaration that the Obligations shall become and be forthwith due and payable or the automatic acceleration of the Obligations, in either case pursuant to
Section 8.02 of the Credit Agreement, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the applicable Guarantor against any and all of the obligations of such Guarantor now or hereafter existing under this Guaranty, whether or not such Lender shall have made any demand under this Guaranty and although such obligations may be contingent and unmatured. Each Lender agrees to notify promptly such Guarantor after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 10 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

         SECTION 11. Continuing Guaranty; Assignments under Credit Agreement. This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until the later of (x) the payment in full of the Obligations and all other amounts payable under this Guaranty and (y)

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the expiration or termination of the Commitments, (ii) be binding upon each
Guarantor, its successors and assigns, and (iii) inure to the benefit of, and be enforceable by, the Collateral Agent, the Administrative Agent, the Lenders and their respective successors, transferees and assigns. Notwithstanding the foregoing, if all or substantially all of the assets of any Guarantor or 100% of the stock of any Guarantor is sold in a transaction permitted under the Credit Agreement, such Guarantor shall automatically be released from its obligations under this Guaranty. Without limiting the generality of the foregoing clause
(iii), any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment, the Loans owing to it and any Promissory Note held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise subject, however, to the provisions of Sections 9.04 and 10.07 of the Credit Agreement.

         SECTION 12. Waiver of Jury Trial. EACH OF THE GUARANTORS AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR ANY OTHER INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.

         SECTION 13. Governing Law; Submission to Jurisdiction. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES). EACH OF THE GUARANTORS AND THE COLLATERAL AGENT (I) IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT SITTING IN NEW YORK CITY IN ANY ACTION ARISING OUT OF ANY LOAN DOCUMENT, (II) AGREES THAT ALL CLAIMS IN SUCH ACTION MAY BE DECIDED IN SUCH COURT, (III) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM AND (IV) CONSENTS TO THE SERVICE OF PROCESS BY MAIL. A FINAL JUDGMENT IN ANY SUCH ACTION SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW OR AFFECT ITS RIGHT TO BRING ANY ACTION IN ANY OTHER COURT. EACH GUARANTOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE COLLATERAL AGENT MAY COMMENCE A PROCEEDING DESCRIBED IN THIS SECTION.

         SECTION 14. no Novation. This Guaranty amends and restates in its entirety the Existing Guaranty and this Guaranty is in no way intended to constitute a novation of any obligations owed by the Guarantors to the Collateral Agent under the Existing Guaranty.

                  [Remainder of page intentionally left blank.]

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         IN WITNESS WHEREOF, each of the Guarantors has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                             CMS GAS TRANSMISSION COMPANY

                                             By /s/ LAURA L. MOUNTCASTLE
                                                --------------------------------
                                             Title: Vice President and Treasurer

                                             CMS GENERATION CO.

                                             By /s/ LAURA L. MOUNTCASTLE
                                                --------------------------------
                                             Title: Vice President and Treasurer

                                Signature Page to
                          Amended and Restated Guaranty

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Acknowledged and Agreed as of
the date first above written:

CITICORP USA, INC., as Collateral Agent

By /s/ DHAYA RANGANATHAN
   ---------------------------
Title: Vice President

                                Signature Page to
                          Amended and Restated Guaranty

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                                     ANNEX I
                                       TO
                          AMENDED AND RESTATED GUARANTY

         Reference is hereby made to the Amended and Restated Guaranty (the "GUARANTY") made as of December 8, 2003 by and among CMS Gas Transmission Company, a Michigan corporation, and CMS Generation Co., a Michigan corporation (each a "GUARANTOR" and along with any additional Subsidiaries of the Borrower that become parties to the Guaranty, including the undersigned by the execution of this Annex I to Guaranty, the "GUARANTORS") in favor of the Collateral Agent for the ratable benefits of the Lenders under the Credit Agreement. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Guaranty. By its execution below, the undersigned [Name of New Guarantor], a __________, agrees to become a Guarantor under the Guaranty and agrees to be bound by such Guaranty as if originally a party thereto. By its execution below, the undersigned represents and warrants as to itself that all of the representations and warranties contained in the Guaranty are true and correct as of the date hereof.

         In witness whereof [Name of New Guarantor], a ________, has executed and delivered this ANNEX I counterpart to the Guaranty as of their _______,
_____.

                                                [Name of New Guarantor]

                                                By______________________________
                                                Title: